Lock-Up Agreement

February 10, 2020

BofA Securities, Inc. Jefferies LLC
SVB Leerink LLC
as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

c/o SVB Leerink LLC
One Federal Street, 37th Floor
Boston, Massachusetts 02110

Re: Proposed Public Offering by Applied Molecular Transport Inc.

Dear Sirs:

The undersigned, a stockholder, an officer and/or director of Applied Molecular Transport Inc., a Delaware corporation (the "Company"), understands that BofA Securities, Inc. ("BofA"), Jefferies LLC ("Jefferies") and SVB Leerink LLC ("SVB Leerink" and together with BofA and Jefferies, the "Representatives") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering (the "Public Offering") of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the "Lock-up Period"), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Lock-Up Securities"), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer directed securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer or dispose of the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) in the case of any transfer pursuant to (i) through (vii) and (x) below, the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the case of any transfer pursuant to (i) through (vii) below, such transfer shall not involve a disposition for value, (3) in the case of any transfers pursuant to (i) through (vii) and (ix) below, such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (4) in the case of any transfer pursuant to (viii), (x), (xi) and (xiii), if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a change in beneficial ownership of shares in Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer relates to the circumstances described in the applicable clause; and (5) in the case of any transfer pursuant to (i) through (xi) and (xiii) below, the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts, including a bona fide gift to a charitable organization, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(iii) by will or intestacy;

(iv) to any immediate family;

(v) if the undersigned is a trust, to the trustor, trustee or beneficiary of such trust or to the estate of a beneficiary of such trust;

(vi) to a corporation, partnership, limited liability company or other entity of which the undersigned or any immediate family member is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity or non-natural person, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned (including, for the avoidance of doubt any wholly-owned direct or indirect subsidiary of the undersigned or to the immediate or indirect parent entity of the undersigned), or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or other disposition by the undersigned to its stockholders, partners, members or other equity holders;

(viii)transfers of Lock-Up Securities to the Company pursuant to any contractual arrangement that provides the Company with an option to repurchase such shares of Common Stock in the event the undersigned ceases to provide services to the Company, provided that such contractual arrangement is disclosed in the Prospectus or filed as an exhibit to the Registration Statement on Form S-1 relating to the Public Offering to be filed with the Securities and Exchange Commission;

(ix) that the undersigned may purchase in open market transactions on or after the date set forth on the cover of the final prospectus relating to the Public Offering (the "Prospectus");

(x) by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or domestic separation agreement;

(xi) to the Company (A) in connection with the "net" or "cashless" exercise of options or other rights to purchase the Lock-Up Securities from the Company (including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of such exercise) and (B) in connection with the vesting or settlement of restricted stock units, for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, in all such cases, pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus, provided that any Common Stock received as a result of such exercise, vesting or settlement shall remain subject to the terms of this letter;

(xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company's capital stock involving change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned's Common Stock shall remain subject to the provisions of this letter (for the purposes of this letter, "change of control" means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any "person" (as defined in Section 13(d)(3) of the Exchange Act, or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 75% of the total voting power of the voting share capital of the Company); and

(xiii) pursuant to the conversion or reclassification of the outstanding preferred stock into Common Stock as disclosed in the Prospectus, provided that any such Common Stock received upon such conversion shall be subject to the terms of this letter.

Nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act ("10b5-1 trading plan")so long as each such plan does not permit sales of Lock-Up Securities during the Lock-Up Period; and provided that the establishment of a 10b5-1 trading plan or the amendment of a 10b5-1 trading plan shall only be permitted if (i) the establishment of such plan is not required to be reported in any public report or filing with the SEC, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-up Period.

Furthermore, notwithstanding the restrictions imposed by this lock-up agreement, the terms of this lock-up agreement shall not apply to, restrict or prohibit, and the undersigned may, without the prior written consent of the Representatives, exercise or settle on a cash basis any option or restricted stock unit to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company disclosed in the Prospectus, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement, and provided further that any required filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph and no other filing or public announcement shall be required or shall be made voluntarily in connection with such exercise or settlement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

With respect to the Public Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of the Lock-Up Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering.

This letter (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) either the Company, on the one hand, or the Representatives, on the other hand, advising the other in writing that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement following execution of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, (iii) the Company filing an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering or (iv) December 31, 2020, if the Underwriting Agreement has not been executed by such date (provided, that the Company may by written notice to the undersigned prior to such date extend such date for a period of up to an additional three months).

This letter may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

EPQ LLC, AMT PS

Name of Security Holder (Print exact name)

By: /s/ Chad Boeding

If not signing in an individual capacity:

Chad Boeding

Name of Authorized Signatory (Print)

CEO

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature page to Lock-Up Agreement]